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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 12, 2001 relating to the financial statements of Proligo LLC, which appears in Gilead Sciences, Inc.'s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
May 5, 2003

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EXHIBIT 23.3